UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 13, 2009

PROFESSIONAL VETERINARY PRODUCTS, LTD.
(Exact name of registrant as specified in its charter)

Nebraska	000-26326	37-1119387
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

10077 South 134th Street	68138
Omaha, NE
(Address of principal executive	(Zip Code)
offices)
(402) 331-4440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 13, 2009, Professional Veterinary Products, Ltd. (the “Company”) announced that it hired Tara Chicatelli as its new Chief Financial Officer. Ms. Chicatelli will commence her employment with the Company on March 30, 2009. Prior to this position, Ms. Chicatelli, age 34, was the Retail Controller at La-Z-Boy Incorporated from 2006 through 2008 where she directed the financial affairs of the accounting division. La-Z-Boy is the largest reclining-chair manufacturer in the world and one of North America’s largest manufacturers of upholstered furniture. From 2004 through 2006, Ms. Chicatelli was the Director of Operations at Kmart/Sears Holdings Corporation where she led the organization’s core strategies, objectives, and initiatives. Preceding this, Ms. Chicatelli worked at GE Transportation Systems. Ms. Chicatelli earned her Bachelor’s degree in International Business/Languages from Gannon University and her MBA from Pennsylvania State University.
     Neal Soderquist, the Company’s current Executive Vice President and Chief Financial Officer, will continue serving in such position until March 30, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL VETERINARY PRODUCTS, LTD.
Date: March 18, 2009	By:	/s/ Stephen J. Price
Stephen J. Price, President and CEO